Exhibit 4.5

EXECUTION COPY

PLEDGE AGREEMENT

dated as of August 7, 2009

among

THE LOAN PARTIES FROM TIME TO TIME PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

TABLE OF CONTENTS*

*	The Table of contents is not a part of the Pledge Agreement.

i

Schedules:

Schedule I	–	List of Pledged Shares
Schedule II	–	List of Pledged Notes
Schedule III	–	List of Pledged LLC Interests
Schedule IV	–	List of Pledged Partnership Interests
Schedule 3.04	–	Consents

Exhibits:

Exhibit A	–	Form of Securities Account Control Agreement

ii

PLEDGE AGREEMENT dated as of August 7, 2009 (as amended, modified or supplemented from time to time, this “Agreement”) among the LOAN PARTIES from time to time party hereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the benefit of the Finance Parties referred to herein (together with its successor or successors in such capacity, the “Collateral Agent”).

Duane Reade Inc., a Delaware corporation (“DRI”), and Duane Reade, a New York general partnership (“Duane Reade”), issued Senior Secured Floating Rate Notes due 2010 (as amended, restated, supplemented or modified from time to time, the “Existing Senior Secured Notes”) pursuant to an Indenture dated as of December 20, 2004 (as amended, restated, supplemented or modified from time to time, the “Existing Indenture”) among DRI, Duane Reade and U.S. Bank National Association, as Trustee (the “Existing Trustee”). The obligations of DRI and Duane Reade under and in respect of the Existing Senior Secured Notes were guaranteed by Duane Reade Holdings, Inc., a Delaware corporation (“Holdings”), and by DRI I, Inc., a Delaware corporation (“DRI I”), Duane Reade International, LLC (f/k/a Duane Reade International, Inc.), a Delaware limited liability company (“DR International”), and Duane Reade Realty, Inc., a Delaware corporation (“DR Realty”).

Holdings, Duane Reade, DRI, DRI I, DR International and DR Realty are also parties to (i) a Credit Agreement dated as of July 21, 2003 (as amended by a First Amendment to Credit Agreement dated as of July 22, 2004, a Second Amendment to Credit Agreement dated as of August 4, 2005, a Third Amendment to Credit Agreement dated as of July 7, 2006, a Fourth Amendment to Credit Agreement dated as of September 28, 2007 and a Fifth Amendment to Credit Agreement dated as of August 7, 2009, and as the same may be further amended, modified, supplemented, extended, restated, renewed or replaced from time to time in accordance with the terms thereof, the “Revolving Credit Agreement”) with the lenders from time to time party thereto (the “Revolving Lenders”), Bank of America, N.A. (f/k/a Fleet National Bank), as issuing bank for certain letters of credit, Bank of America, N.A. (f/k/a Fleet National Bank), as Administrative Agent for the Revolving Lenders (together with its successor or successors in such capacity, the “Revolving Credit Administrative Agent”) and as Collateral Agent for the Revolving Lenders (together with its successor or successors in such capacity, the “Revolving Credit Collateral Agent”), and (ii) a Security Agreement dated as of July 21, 2003 (as amended by the Collateral Release Agreement dated as of July 30, 2004 and the First Amendment to Security Agreement dated as of July 30, 2004 and as the same may be further amended, modified, supplemented, extended, restated, renewed or replaced from time to time in accordance with the terms thereof, the “Revolving Security Agreement”). Holdings, Duane Reade, DRI, DRI I, DR International, DR Realty and each other Person now or hereafter becoming a guarantor of the obligations under the Revolving Credit Agreement are herein collectively referred to as the “Revolving Loan Parties.” Revolving loans (collectively, “Revolving Loans”) are now and may hereafter be outstanding under the Revolving Credit Agreement. The payment of the principal of and interest on the Revolving Loans and all other Obligations (as defined in the Revolving Credit Agreement and the Revolving Security Agreement, the “Revolving Loan Obligations”) are secured pursuant to the Revolving Security

Agreement and various other security documents by security interests and other liens held by the Revolving Credit Collateral Agent in the Revolving Loan Parties’ right, title and interest in all present and future (i) accounts, inventory, chattel paper, instruments, and documents, (ii) prescription files and books, records, electronically stored data and information relating to prescription files and all rights of access to such books, records and information, (iii) tax refunds and abatements, and rights to payment for credit extended (iv) deposit accounts, (v) all letter of credit rights and supporting obligations relating to Revolving Lender Priority Collateral, (vi) all books and records of the Revolving Loan Parties relating to any of the foregoing, (vii) all payment intangibles constituting proceeds of the foregoing and (viii) all products and proceeds of the foregoing (including, without limitation, insurance proceeds related thereto) (collectively, the “Revolving Lender Priority Collateral”).

The Revolving Credit Collateral Agent and U.S. Bank National Association (as successor to Bank of America, N.A.), as Collateral Agent are parties to an Intercreditor Agreement dated as of July 30, 2004 (as amended, restated, supplemented or modified from time to time, the “Intercreditor Agreement”) which provides among other things that: (i) the Revolving Loan Obligations (up to an amount (the “Maximum Revolving Debt Amount”) equal to the greater of (A) $275,000,000 and (B) the sum of the Borrowing Base, exclusive of Reserves, plus Permitted Overadvances (as such terms are defined in the Revolving Credit Agreement as in effect as of July 30, 2004) plus in each case all accrued and unpaid interest, fees, expense reimbursements and other charges then due to the Revolving Lenders) are secured on a first priority basis by all Revolving Lender Priority Collateral; (ii) the Note/Term Obligations (as defined below) are secured by substantially all of the Loan Parties’ personal property and all proceeds thereof (the “Note/Term Collateral”) (which includes all Revolving Lender Priority Collateral); (iii) the Revolving Loan Obligations are not secured by any Note/Term Collateral except that portion of the Note/Term Collateral which constitutes Revolving Lender Priority Collateral; (iv) the portion of the Note/Term Collateral that does not constitute Revolving Lender Priority Collateral constitutes “Note/Term Priority Collateral”; and (v) the security interest securing the Note/Term Obligations: (A) in the Note/Term Priority Collateral is of a first priority; and (B) in that portion of the Note/Term Collateral which is Revolving Lender Priority Collateral is (x) of a second priority subject only to a first priority security interest securing an amount of the Revolving Loan Obligations that does not exceed the Maximum Revolving Debt Amount and (y) is of a first priority with respect to that portion of the Revolving Loan Obligations which exceeds the Maximum Revolving Debt Amount.

DRI and Duane Reade intend to issue 11.75% Senior Secured Notes due 2015 (together with any Additional Notes referred to below and any Exchange Notes (as defined in the Indenture), and as amended, restated, supplemented or modified from time to time, the “Senior Secured Notes”) pursuant to an Indenture dated as of the date hereof (as amended, restated, supplemented or modified from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of DRI and Duane Reade under such Indenture or any successor agreement, the “Indenture”) among DRI, Duane Reade and U.S. Bank National Association, as Trustee (together with its successor or successors in such capacity, the

“Trustee”). The obligations of DRI and Duane Reade under and in respect of the Senior Secured Notes will be guaranteed by Holdings and by DRI, DR International, DR Realty and all other direct and indirect domestic subsidiaries of DRI that become a party hereto pursuant to Section 8.10 hereof (collectively with DRI I, DR International and DR Realty, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”). Holdings, DRI, Duane Reade, and the Subsidiary Guarantors are herein referred to individually as a “Loan Party” and, collectively, as the “Loan Parties”. The proceeds of the Senior Secured Notes will be used to refinance the Existing Senior Secured Notes, to pay accrued interest on the Existing Senior Secured Notes, to refinance other indebtedness of DRI and Duane Reade and to pay related transaction fees and expenses.

Without providing any commitments to any Loan Party as to the funding of future indebtedness, the Indenture permits, and a Term Loan Agreement (as defined in the Collateral Agency Agreement referred to below) may permit, DRI, Duane Reade and other Loan Parties from time to time to incur Indebtedness which it is otherwise permitted to incur under the Indenture and a Term Loan Agreement in the form of additional loans or other debt financing (“Additional Term Loans”) pursuant to a Term Loan Agreement or additional senior secured notes issued under the Indenture (such notes being herein collectively referred to herein as the “Additional Notes”) (or both) and to secure such additional Note/Term Obligations (as defined below) equally and ratably with the other Finance Obligations (as defined below); provided that the borrowing of any Additional Term Loans and the issuance of any Additional Notes is subject to the limitations set forth in the Indenture and any Term Loan Agreement.

Holdings, DRI and Duane Reade may, from time to time, borrow Additional Term Loans or refinance all or a portion of the Note/Term Obligations by borrowing revolving credit loans, term loans, notes, debentures, bonds, receivables financing or letters of credit, including arrangements and agreements relating to the sale of debt securities or other forms of debt financing (and together with any Additional Term Loans, “Term Loans”) from one or more banks or other institutional lenders (together with the lenders of any Additional Term Loans, each a “Term Lender” and, collectively, “Term Lenders”) in each case pursuant to a Term Loan Agreement designated as such by the Secured Debt Designation (as defined in the Collateral Agency Agreement referred to below) and with respect to which a Term Loan Agent (as defined in the Collateral Agency Agreement referred to below) thereunder has delivered the Joinder (as defined in the Collateral Agency Agreement referred to below).

The Indenture requires the Loan Parties to secure their obligations under the Senior Secured Notes together with all Swap Obligations and their obligations under any guaranties thereof, equally and ratably, with security interests or other liens on the Note/Term Collateral. The Indenture further requires that such security interests in the Note/Term Collateral be granted pursuant to security documents to a collateral agent acting for the benefit of the Swap Creditors, the holders from time to time of the Senior Secured Notes and any Term Lenders. Consequently, in contemplation of the incurrence of any Term Loans, the Trustee and the Collateral Agent have entered into an Intercreditor and Collateral Agency Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Collateral Agency Agreement”) which, among other things, governs certain actions of the Trustee, any Term Loan Agent, the Swap Representative and the Collateral Agent in connection with the Senior Secured Notes, any Term Loans, Swap Obligations and the Note/Term Collateral, respectively.

Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. Terms defined in the introductory section hereof have the respective meanings set forth therein. Capitalized terms defined in the Collateral Agency Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Section 1.02 Terms Defined in the UCC. Unless otherwise defined herein or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC have the respective meanings provided for in the UCC: (i) Certificated Security; (ii) Financial Asset; (iii) Investment Property; (iv) Payment Intangibles; (v) Proceeds; (vi) Securities Account; (vii) Securities Intermediary; (viii) Security; (ix) Security Certificate; and (x) Uncertificated Security.

Section 1.03 Additional Definitions. The following additional terms, as used herein, have the following respective meanings:

“Capital Stock” has the meaning given to it in the Indenture.

“Collateral” has the meaning set forth in Section 2.01.

“Collateral Agent” means U.S. Bank National Association, in its capacity as collateral agent for the Finance Parties, and its successor or successors in such capacity.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delivery” when used with respect to Collateral means:

(i) in the case of Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, such Collateral to be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank;

(ii) in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective agreement, substantially in the form of Exhibit A hereto, pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Collateral or any other Person;

(iii) in the case of Collateral constituting Security Entitlements or other Financial Assets deposited in or credited to a Securities Account, (A) completion of all actions necessary to constitute the Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or (B) the execution and delivery by the relevant Securities Intermediary of an effective agreement, substantially in the form of Exhibit B hereto, pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;

(iv) in the case of LLC Interests and Partnership Interests issued by one or more Loan Parties which do not constitute Securities, (A) compliance with the provisions of clause (i) above for each such item of Collateral which is represented by a certificate or (B) compliance with the provisions of clause (ii) above for each such item of Collateral which is not evidenced by a certificate;

(v) in the case of Collateral which constitute Instruments, subject to the Intercreditor Agreement, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian or indorsed in blank;

(vi) in the case of cash, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian; and

(vii) in each case such additional or alternative procedures as may hereafter become appropriate to grant control of, or otherwise perfect a security interest in, any Collateral in favor of the Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof.

“Event of Default” means an “Event of Default” as defined in the Indenture or any Term Loan Agreement.

“Fair Market Value” has the meaning given to it in the Indenture.

“Federal Securities Laws” has the meaning set forth in Section 6.03(a) of this Agreement.

“Finance Document” means each Term Loan Document, each Swap Agreement evidencing Swap Obligations of a Loan Party permitted under all Term Loan Agreements, if any, and the Indenture to be secured hereby, each Note Document between one or more Loan Parties and a Finance Party and the Collateral Agency Agreement, and “Finance Documents” means any two or more of them, collectively.

“Finance Obligations” means:

(i) all Note/Term Obligations; and

(ii) all Swap Obligations of all Loan Parties permitted under the Indenture and all Term Loan Agreements, if any, owed or owing to one or more Swap Creditors;

in each case whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety, together in each case with all renewals, modifications, refinancings, replacements, consolidations or extensions thereof.

“Finance Party” means each Noteholder, the Trustee, each Term Lender, a Term Loan Agent, each Swap Creditor, each Swap Representative, the Collateral Agent, each Indemnitee and their respective successors and assigns, and “Finance Parties” means any two or more of them, collectively.

“Foreign Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person which is not a US Subsidiary of such Person.

“General Intangibles” means all “general intangibles” (as defined in the UCC), including, without limitation, (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party in respect of Collateral and (ii) all interests in limited liability companies and/or partnerships which interests do not constitute Securities.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means the guarantee by any Guarantor of the Note/Term Obligations.

“Indemnitee” has the meaning set forth in Section 8.03(c) of this Agreement.

“Instruments” means:

(i) the promissory notes described on Schedule II hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Notes”), and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Notes;

(ii) all additional or substitute promissory notes from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Notes, and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute notes;

(iii) all promissory notes, bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting “instruments” within the meaning of the UCC; and

(iv) to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Issue Date” means August 7, 2009.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement.

“LLC Interests” means:

(i) the limited liability company membership interests described on Schedule III hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged LLC Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(ii) all additional or substitute limited liability company membership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged LLC Interests, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests;

(iii) all right, title and interest of any Loan Party in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:

(A) all interests of such Loan Party in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged LLC Interests;

(B) all other payments due or to become due to such Loan Party in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Pledged LLC Interests;

(D) all present and future claims, if any, of such Loan Party against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise (exclusive of claims for salary and other employee compensation); and

(E) all of such Loan Party’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

(iv) to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Loan Party” has the meaning set forth in the introductory paragraphs hereof.

“Note Documents” means the Indenture, the Senior Secured Notes and the Registration Rights Agreement related thereto and the Collateral Documents, in each case including all exhibits and schedules thereto, and all other agreements, documents and instruments relating to the Senior Secured Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“Noteholders” means the holders from time to time of the Senior Secured Notes.

“Note/Term Obligations” means:

(i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) on any Senior Secured Note or Term Loan;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Loan Party (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim in any such proceeding) pursuant to the Indenture, the Senior Secured Notes, any Term Loan Agreement, the Intercreditor Agreement or any Collateral Document;

(iii) all expenses of the Trustee, the Collateral Agent or any Term Loan Agent as to which one or more of such agents has a right to reimbursement under the Indenture, any Term Loan Agreement or under any other similar provision of any Collateral Document or the Intercreditor Agreement, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interest in the Collateral; and

(iv) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding with respect to DRI, Duane Reade, Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim in any such proceeding) on the part of Holdings or such Subsidiary Guarantor pursuant to the Indenture, the Senior Secured Notes, the Guarantees, any Term Loan Agreement, the Intercreditor Agreement or any Collateral Document; together in each case with all renewals, modifications, refinancings, consolidations or extensions thereof.

“Partnership Interests” means:

(i) the partnership interests described on Schedule IV hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Partnership Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Partnership Interests;

(ii) all additional or substitute partnership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Partnership Interests, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute partnership interests;

(iii) all right, title and interest of any Loan Party in each partnership to which any Pledged Partnership Interest relates, including, without limitation:

(A) all interests of such Loan Party in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged Partnership Interests;

(B) all other payments due or to become due to such Loan Party in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at law or otherwise in respect of such Pledged Partnership Interests;

(D) all present and future claims, if any, of such Loan Party against any such partnership for moneys loaned or advanced, for services rendered or otherwise (exclusive of claims for salary and other employee compensation); and

(E) all of such Loan Party’s rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

(iv) to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Perfection Certificate” means with respect to each Loan Party a certificate, substantially in the form of Exhibit F to the Security Agreement, completed and supplemented with the schedules and attachments contemplated thereby.

“Permitted Lien” means any Lien permitted by both (a) the Indenture and (b) all Term Loan Agreements, if any.

“Pledge Agreement” means this Agreement, as the same may be amended, supplemented or modified from time to time.

“Pledged LLC Interests” has the meaning set forth in clause (i) of the definition of “LLC Interests”.

“Pledged Notes” has the meaning set forth in clause (i) of the definition of “Instruments”.

“Pledged Partnership Interests” has the meaning set forth in clause (i) of the definition of “Partnership Interests”.

“Pledged Shares” has the meaning set forth in clause (i) of the definition of “Stock”.

“Security Entitlements” means all “security entitlements” (as defined in the UCC), including all rights and property interests with respect to Financial Assets deposited in or credited to Securities Accounts.

“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Finance Obligations.

“Stock” means:

(i) the shares of stock and other Securities described on Schedule I hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Shares”), and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares;

(ii) all additional or substitute shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Shares, the certificates representing such additional or substitute shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such additional or substitute shares; and

(iii) to the extent not otherwise included in the foregoing, all cash and non-cash proceeds thereof.

“Supporting Obligation” means a “supporting obligation” (as defined in the UCC) and also means a guaranty or other secondary obligation supporting, or any Lien securing, the payment or performance of one or more Instruments, Investment Property or other item of Collateral.

“Swap Agreement” means an agreement between a Loan Party and any Swap Creditor with respect to one or more Swap Obligations.

“Swap Creditor” means any Person from time to time party to one or more Swap Agreements with a Loan Party permitted by the Indenture and all Term Loan Agreements, if any, and that has also executed a Sharing Confirmation, and its successors and assigns, and “Swap Creditors” means any two or more of such Swap Creditors, collectively.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any Insolvency Proceeding) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, forward contract, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, excluding any amounts which such Person is entitled to set-off against its obligations under applicable Law.

“Term Loan Documents” means any Term Loan Agreement, any promissory notes, guaranties, the Collateral Documents and other documents entered into in connection therewith and as may be designated “Term Loan Documents” in any such Term Loan Agreement, in each case as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“US Subsidiary” means with respect to any Person each Subsidiary of such Person which, at the time of determination, is incorporated in or organized under the law of the United States of America, any State thereof or the District of Columbia, and “US Subsidiaries” means all of them, collectively.

“US Subsidiary Guarantor” means each Subsidiary Guarantor which, at the time of determination, is incorporated in or organized under the laws of the United States of America, any State thereof or the District of Columbia, and “US Subsidiary Guarantors” means all of them, collectively.

Section 1.04 Terms Generally. Terms defined in the introductory paragraphs hereof and the definitions in Section 1.03 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronouns shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless otherwise stated herein or the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II

THE SECURITY INTERESTS

Section 2.01 Grant of Security Interests. To secure the due and punctual payment of all Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party and the other Loan Parties hereunder and under the other Finance Documents, each Loan Party hereby grants to the Collateral Agent for the benefit of the Finance Parties a security interest in, and each Loan Party hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Finance Parties, all of such Loan Party’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Collateral”):

(i) Stock;

(ii) Instruments;

(iii) LLC Interests;

(iv) Partnership Interests;

(v) Investment Property;

(vi) Financial Assets; and

(vii) all Proceeds of all or any of the Collateral described in clauses (i) through (vi) hereof;

provided, however, that the Collateral shall not include (u) any property or assets owned by any Loan Party that is a Foreign Subsidiary, (v) cash or other distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of the income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes, (w) any Security owned by any Loan Party which constitutes a voting equity Security issued by a Foreign Subsidiary of such Loan Party that is a corporation for United States Federal Income tax purposes, in each case if and to the extent that the inclusion of such Security in the Collateral would cause the Collateral pledged by such Loan Party hereunder or under any other Finance Document to include in the aggregate more than 65% of the total combined voting power of all classes of voting securities of such Foreign Subsidiary, (x) any Capital Stock and other securities of each Subsidiary of DRI to the extent that the pledge of such Capital Stock or other securities to secure the Finance Obligations would cause such Subsidiary to be required to file separate financial statements with the Securities and Exchange Commission pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time) of the Securities and Exchange Commission, (y) any Capital Stock or other securities of any Person that becomes a Guarantor after the Issue Date that, together with all other such Guarantors created, acquired or invested in after the Issue Date, have a collective Fair Market Value of less than $30,000,000 and (z) any proceeds or products from any and all of the foregoing unless such proceeds or products would otherwise constitute Collateral.

Notwithstanding the foregoing, if granting or perfecting any Lien to secure the Finance Obligations on any Collateral (i) cannot be granted or perfected under applicable law, none of DRI, Duane Reade or the Guarantors will be required to grant or perfect, as applicable, such Lien and (ii) that consists of personal property rights that are licensed or leased from a third-party requires the consent of such third party pursuant to the terms of an applicable license or lease agreement, and such terms are enforceable under applicable law, DRI, Duane Reade or the Guarantors, as the case may be, will use all commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such Lien, but if the third party does not consent to the granting or perfecting of such Lien after the use of commercially reasonable efforts, none of DRI, Duane Reade or the Guarantors will be required to do so.

Section 2.02 Security Interests Absolute. All rights of the Collateral Agent, all security interests hereunder and all obligations of each Loan Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by such Loan Party, any other Loan Party or any other Person. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be released, discharged or otherwise affected or impaired by:

(i) any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any Loan Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of law or otherwise;

(ii) any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor in respect of any Finance Obligation;

(iv) any change in the existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;

(v) the existence of any claim, set-off or other right which any Loan Party may have at any time against any other Loan Party or any Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any Loan Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party of any Finance Obligation;

(vii) any failure by any Finance Party: (A) to file or enforce a claim against any Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Loan Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Loan Party; (D) to disclose to any Loan Party any facts which such Finance Party may now or hereafter know with regard to any Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;

(viii) any direction as to application of payment by any Loan Party or any other Person;

(ix) any subordination by any Finance Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;

(x) any act or failure to act by the Collateral Agent or any other Finance Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Finance Obligations; or

(xi) any other act or omission to act or delay of any kind by any Loan Party or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Loan Party’s obligations hereunder (other than final payment in full of the Finance Obligations).

Each Loan Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Finance Parties, and the failure by any other Person to sign this Agreement or a pledge agreement similar to this Agreement or otherwise shall not discharge the obligations of any Loan Party hereunder.

This Agreement shall remain fully enforceable against each Loan Party irrespective of any defenses that any other Loan Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Loan Party may assert the defense of final payment in full of the Finance Obligations.

Section 2.03 Continuing Liability of the Loan Parties. The Security Interests are granted as security only and shall not subject the Collateral Agent or any Finance Party to, or transfer or in any way affect or modify, any obligation or liability of any Loan Party with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

Section 3.01 Title to Collateral. Such Loan Party is the legal, record and beneficial owner of, and has good and marketable title to, all of the Collateral pledged by it hereunder, free and clear of any Liens other than Permitted Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the security interests of the Collateral Agent, the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. Subject to the Intercreditor Agreement, no Collateral is in the possession or control of any Person asserting any claim thereto or security interest therein, except that the Collateral Agent or its nominee, custodian or a Securities Intermediary acting on its behalf may have possession and/or control of Collateral as contemplated hereby and by the other Finance Documents.

Section 3.02 Validity, Perfection and Priority of Security Interests. The Security Interests constitute valid security interests under the UCC securing the Finance Obligations. Upon Delivery of all Collateral to the Collateral Agent in accordance with the provisions hereof and when UCC-1 financing statements naming the Collateral Agent as secured party and containing a description of the Collateral in the form specified in Exhibit E to the Security Agreement shall have been filed in the respective offices specified in Schedule 4.01 to the Security Agreement, the Security Interests shall constitute perfected security interests in all right, title and interest of such Loan Party in the Collateral (subject to the requirements of Section 9-315 of the UCC with respect to any proceeds of Collateral and to the further requirement that additional steps may be necessary to perfect the Security Interests in dividends or other distributions in kind), in each case prior to all other Liens and rights of others therein except for Permitted Liens, and, to the extent control of such Collateral may be obtained pursuant to Article 8 and/or 9 of the UCC, the Collateral Agent will, subject to the Intercreditor Agreement, have control of the Collateral subject to no adverse claims of any other Person.

Section 3.03 Collateral.

(a) Schedules I, II, III and IV hereto (as such schedules may be amended, supplemented or modified from time to time by delivery of such amended, supplemented or modified Schedules to the Collateral Agent in compliance with this Agreement) set forth (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of shares, units or other equity interests) of such Loan Party in the Stock, LLC Interests and Partnership Interests issued by each of such Loan Party’s direct Subsidiaries which are required to be included in the Collateral and pledged hereunder, (ii) all other Stock, LLC Interests and Partnership

Interests directly owned by such Loan Party that are required to be included in the Collateral and pledged hereunder and (iii) the issuer, date and amount of all notes having a face value in excess of $500,000 directly owned or held by such Loan Party that are required to be included in the Collateral and pledged hereunder. Such Loan Party holds all such Collateral directly unless otherwise indicated on such Schedule (i.e., not through a Subsidiary, Securities Intermediary or any other Person).

(b) All Collateral consisting of Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests has been duly authorized and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights of any Person. Except as set forth on Schedules I, III and IV hereto, and, in the case of clause (i) below, except as excluded from the Collateral by the proviso to Section 2.01, (i) such Collateral constitutes 100% of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) there are no Liens or agreements, arrangements or obligations to create or give any Lien relating to any such shares of capital stock. Except as otherwise permitted by the Finance Documents, no Loan Party is now and or will become a party to or otherwise bound by any agreement, other than this Agreement, the Finance Documents and the documents evidencing the security interest of the Revolving Credit Collateral Agent which restricts in any manner the rights of the Collateral Agent or any other present or future holder of any Collateral to transfer or otherwise dispose of Pledged Shares.

Section 3.04 No Consents. No consent of any other Person (including, without limitation, any stockholder or creditor of such Loan Party or any of its Subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by the Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except as may be required under the Collateral Agency Agreement or in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally or as described in Schedule 3.04 hereto.

ARTICLE IV

COVENANTS

Each Loan Party covenants and agrees that until the payment in full of all Finance Obligations and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value, such Loan Party will comply with the following:

Section 4.01 Delivery of Collateral. All Collateral (other than Revolving Lender Priority Collateral) shall be Delivered to and held by or on behalf of the Collateral Agent pursuant hereto; provided that so long as no Event of Default shall have occurred and be continuing, and except as required by any other Finance Document, each Loan Party may retain any Collateral (i) consisting of checks, drafts and other Instruments (other than Pledged Notes and any additional or substitute promissory notes issued to or otherwise acquired by such Loan Party in respect of Pledged Notes) received by it in the ordinary course of business or (ii) which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof, and the Collateral Agent shall, promptly upon request of any Loan Party, make appropriate arrangements for making any Collateral consisting of an Instrument or a Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against a trust receipt or like document). All Collateral Delivered hereunder and shall be accompanied by any required transfer tax stamps. The Collateral Agent shall have the right at any time upon the request of the Directing Creditors, and upon notice to any Loan Party, to cause any or all of the Collateral (other than Revolving Lender Priority Collateral) to be transferred of record into the name of the Collateral Agent or its nominee. The Collateral Agent shall not give notice and take sole possession and control of any Collateral Delivered pursuant to clauses (ii)(B) or (iii)(B) of the definition of “Delivery” contained herein pursuant to the related control agreement until an Event of Default shall have occurred and be continuing. Each Loan Party will promptly give the Collateral Agent copies of any notices or other communications received by it with respect to Collateral registered in the name of such Loan Party, and the Collateral Agent will promptly give each Loan Party copies of any notices and communications received by the Collateral Agent with respect to Collateral registered in the name of the Collateral Agent or its nominee or custodian.

Section 4.02 Delivery of Perfection Certificate; Filing of Financing Statements and Delivery of Search Reports. On or prior to the Issue Date, such Loan Party shall deliver its Perfection Certificate to the Collateral Agent and shall cause all filings and recordings and other actions specified in Schedule 4.01 to the Security Agreement to have been completed as required by the Security Agreement. The information set forth in the Perfection Certificate shall be correct and complete.

Section 4.03 Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements; Locations of Places of Business and Chief Executive Office. Such Loan Party will not change its name, identity, structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case unless it shall have given the Collateral Agent not less than 20 days’ prior notice thereof and each such Loan Party shall take all action necessary or advisable to maintain the perfection and priority of the Collateral

Agent’s security interest in the Collateral of such Loan Party. Such Loan Party shall not in any event change the location of its place or places of business, its chief executive office or any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-307 of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Loan Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in all Collateral do not lapse or cease to be perfected. Such Loan Party shall promptly notify the Collateral Agent in writing of the specific actions taken by such Loan Party pursuant to this Section.

Section 4.04 Further Assurances. Such Loan Party will, from time to time at its expense at the request of the Collateral Agent and in such manner and form as the Collateral Agent may require, execute, deliver, file and record any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Finance Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral. To the extent permitted by applicable law but without limiting such Loan Party’s obligations to itself comply with the first sentence of this Section 4.04, such Loan Party hereby authorizes the Collateral Agent to execute and file, in the name of such Loan Party or otherwise and without the signature or other separate authorization or authentication of such Loan Party appearing thereon, such UCC financing statements or continuation statements as the Collateral Agent in its reasonably discretion may deem necessary or appropriate to further perfect or maintain the perfection of the Security Interests. Such Loan Party agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Loan Parties shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

Section 4.05 Disposition of Collateral. Such Loan Party will not sell, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens) on any Collateral except that, subject to the rights of the Collateral Agent and the Finance Parties hereunder if a Default or an Event of Default shall have occurred and be continuing, such Loan Party may sell, exchange, assign or otherwise dispose of, or grant options with respect to, Collateral to the extent permitted by the Indenture and all Term Loan Agreements, if any, whereupon, in the case of any such disposition, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Agent.

Section 4.06 Additional Collateral. Except as otherwise permitted by any Finance Document, such Loan Party will cause each issuer of the Collateral that is a Subsidiary of such Loan Party not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments in addition to or in substitution for the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes issued by such issuer, except to a Loan Party, and, in the event that any issuer of Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments to a Loan Party, such Loan Party will (subject to the proviso to Section 2.01) immediately Deliver all such items (other than Revolving Lender Priority Collateral) to the Collateral Agent to hold as Collateral hereunder and will promptly thereafter deliver to the Collateral Agent a certificate executed by an authorized officer of such Loan Party describing such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes, attaching such supplements to Schedules I through IV hereto as are necessary to cause such Schedules to be complete and accurate at such time and certifying that such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes have been duly pledged with the Collateral Agent hereunder.

Section 4.07 Information Regarding Collateral. Such Loan Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

ARTICLE V

DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01 Right to Receive Distributions on Collateral; Voting.

(a) Unless and until (i) an Event of Default shall have occurred and be continuing and (ii) written notice thereof shall have been given by the Collateral Agent to the relevant Loan Party (provided that if an Event of Default specified in Section 6.01(7) or Section 6.01(8) of the Indenture, or an Event of Default under any Term Loan Agreement in connection with an Insolvency Event (as such term may be defined or further described therein), shall occur, no such notice shall be required):

(i) Each Loan Party shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Finance Documents; provided, however, that (A) each Loan Party shall give the Collateral Agent prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right to the extent that the exercise of such right or the refraining from exercising such right could reasonably be expected to materially effect the position or interests of the Collateral Agent or any other Finance Party hereunder or thereunder, and (B) no Loan Party shall exercise or refrain from exercising any such right if such action would violate or be inconsistent with any of the terms of this Agreement or any other Finance Document, or would have the effect of impairing the position or interests of the Collateral Agent or any other Finance Party hereunder or thereunder.

(ii) Each Loan Party shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:

(A) dividends, interest and other payments and distributions paid or payable other than in cash in respect of, and instruments and other property other than in cash received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

(B) dividends and other payments and distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus;

(C) additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Pledged Shares, Pledged LLC Interests or Pledged Partnership Interests by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

(D) all other or additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization; and

(E) cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Collateral;

shall, except for the Revolving Lender Priority Collateral, be forthwith (i) Delivered to the Collateral Agent or its nominee or custodian to hold as Collateral hereunder or (ii) in the case of any amount referred to in the proviso of this Section 5.01(a)(ii) paid or distributed in cash, forthwith deposited in a Deposit Account maintained with the Collateral Agent or with respect to which an effective Account Control Agreement as contemplated by Section 4.13 of the Security Agreement has been delivered to the Collateral Agent and shall, if received by any Loan Party, be received in trust for the benefit of the Collateral Agent and the Finance Parties, be segregated from the other property or funds of such Loan Party and be forthwith Delivered, in the same form as so received, to the Collateral Agent or its nominee or custodian to hold as Collateral or deposited in a Deposit Account as contemplated by clause (ii) above.

(iii) The Collateral Agent shall, upon receiving a written request from any Loan Party accompanied by a certificate signed by an authorized officer of such Loan Party stating that no Event of Default has occurred and is continuing, execute and deliver (or cause to be executed and delivered) to such Loan Party or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive and retain pursuant to paragraph (ii) above in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee.

(b) Upon the occurrence and during the continuance of an Event of Default and written notice thereof shall have been given by the Collateral Agent to the relevant Loan Party (provided that if an Event of Default specified in Section 6.01(7) or Section 6.01(8) of the Indenture, or an Event of Default under any Term Loan Agreement in connection with an Insolvency Event (as such term may be defined or further described therein), shall occur, no such notice shall be required):

(i) All rights of each Loan Party to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions; provided that all cash dividends and other cash distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes shall be paid to the respective Loan Party free and clear of any Liens created hereby regardless of whether an Event of Default shall have occurred and be continuing.

(ii) All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Loan Party contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Collateral Agent and the Finance Parties, shall be segregated from other property or funds of such Loan Party and shall be forthwith Delivered, in the same form as so received to the Collateral Agent or its nominee or custodian to hold as Collateral.

(c) Upon the occurrence and during the continuance of an Event of Default and upon notice by the Collateral Agent to a Loan Party, all rights of such Loan Party to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) above shall cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, and such Loan Party shall take all actions as may be necessary or appropriate to effect such right of the Collateral Agent.

ARTICLE VI

GENERAL AUTHORITY; REMEDIES

Section 6.01 General Authority. Each Loan Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party, the Collateral Agent, the Finance Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Finance Parties, but at such Loan Party’s expense, to the extent permitted by law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Finance Obligations (excluding contingent indemnification obligations) are paid in full and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value:

(i) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by such Loan Party as, or in connection with, the Collateral;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due on or by virtue of any Collateral;

(iv) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto;

(vii) subject to the giving of notice to the relevant Loan Party in accordance with Section 5.01(a) hereof, to vote all or any part of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral; and

(viii) to do, at its option, but at the expense of such Loan Party, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 6.02 Remedies upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations: (i) exercise on behalf of the Finance Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party), (A) apply all cash, if any, then held by it as Collateral as specified in Section 6.07 hereof and (B) if there shall be no such cash or if such cash shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale or at broker’s board or on any securities exchange, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery without assumption of any credit risk and at such price or prices as the Collateral Agent may deem satisfactory.

(b) The Collateral Agent shall give each Loan Party not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale, (iii) in the case of a private sale, state the day after which such sale may be consummated, (iv) contain the information specified in Section 9-613 of the UCC, (v) be authenticated and (vi) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

(c) The Collateral Agent or any Finance Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Loan Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary bankers hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in such parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

Section 6.03 Securities Act; Registration Rights.

(a) Securities Act. In view of the position of the Loan Parties in relation to the Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Without limiting the generality of the foregoing, the provisions of this Section 6.03 would apply if, for example, the Collateral Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Collateral Agent placed all or any part of the Collateral privately with a purchaser or purchasers.

Accordingly, each Loan Party expressly agrees that the Collateral Agent is authorized, in connection with any sale of any Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each Loan Party covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems reasonably necessary or advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable laws. Each Loan Party acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of the Loan Parties and the Collateral Agent that the provisions of this Section 6.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Collateral. The Collateral Agent shall be under no obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so. Furthermore, each Loan Party acknowledges that it is aware that Section 9-610 of the UCC provides that the Collateral Agent or a Finance Party may purchase Collateral if it is sold at a public sale.

(b) Registration Rights. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have all or any of the securities included in the Collateral or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Loan Party agrees, at its own expense (including, without limitation, expenses relating to brokers commissions), (i) to execute and deliver, and to use its commercially reasonable efforts to cause each corporation whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the corporation whose securities are to be sold to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use its commercially reasonable efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any Governmental Authorities for the sale of such securities as requested by the Collateral Agent and (iv) at the request of the Collateral Agent, to indemnify and hold harmless the Collateral Agent and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent or any underwriters (or any person controlling any of the foregoing); provided that no Loan Party shall be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such Loan Party by the Collateral Agent or any underwriter expressly for use in such registration statement or prospectus.

Section 6.04 Other Rights of the Collateral Agent.

(a) The Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to Section 6.02, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in the Collateral Agent by this Agreement.

(b) The Collateral Agent shall, to the extent permitted by applicable law, without notice to any Loan Party or any party claiming through any Loan Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Finance Parties, and each Loan Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

Section 6.05 Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor any Finance Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Each Loan Party agrees that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be (and in so doing shall be deemed to have exercised reasonable care in respect thereof) to accord the Collateral treatment substantially equal to that which the Collateral Agent accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith or (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

Section 6.06 Waiver and Estoppel.

(a) Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Loan Party hereby waives all benefit or advantage of all such laws. Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent or any other Finance Party in any Finance Document.

(b) Each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Loan Party waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

Section 6.07 Application of Proceeds.

(a) Priority of Distributions. The proceeds of any sale of, or other realization upon, all or any part of the Collateral (including any proceeds received and held pursuant to Section 5.01) and any cash held by the Collateral Agent or its nominee or custodian hereunder shall be applied as provided in Section 4.06 of the Collateral Agency Agreement, subject in all cases to the priorities set forth in the Intercreditor Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b) Deficiencies. It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.01 [Reserved].

Section 7.02 Concerning the Collateral Agent. The provisions of Article VI of the Collateral Agency Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties and all Finance Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

(i) The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein or as to any matters which permit but do not require action by the Collateral Agent (including, without limitation, the timing and methods of realization upon the Collateral) the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Directing Creditors as contemplated by the Collateral Agency Agreement or, in the absence of such instructions, subject to the terms of the Collateral Agency Agreement, in accordance with its discretion.

(ii) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Finance Document by any Loan Party.

Section 7.03 Appointment of Co-Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may, in consultation with DRI and, unless an Event of Default shall have occurred and be continuing, with its consent (not to be unreasonably withheld or delayed), appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent). Notwithstanding any such appointment but only to the extent not inconsistent with such legal requirements or, in the reasonable judgment of the Collateral Agent, not unduly burdensome to it or any such co-agent, each Loan Party shall, so long as no Event of Default shall have occurred and be continuing, be entitled to deal solely and directly with the Collateral Agent rather than any such co-agent in connection with the Collateral Agent’s rights and obligations under this Agreement.

Section 7.04 Appointment of Sub-Agents. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Loan Party, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or custodian of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Notices.

(a) Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number: (i) in the case of Holdings, DRI, Duane Reade, any Subsidiary Guarantor or any Noteholder or the Trustee, as set forth in Section 13.02 of the Indenture, (ii) in the case of any Term Loan Agent or Term Lender named in any Term Loan Agreement, as set forth in the relevant notice provision of any such Term Loan Agreement, (iii) in the case of the Collateral Agent, as set forth on the signature pages hereof, (iv) in the case of any Swap Creditor, as set forth in the applicable Swap Agreement or (v) in the case of any party, to such other address, facsimile number or electronic mail address as such party shall hereafter specify for the purpose of communications hereunder by notice to the other parties hereto. Each such notice, request or other communication shall be effective upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the intended recipient, (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid and (C) if delivered by facsimile, when sent and receipt has been confirmed electronically. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

(b) This Agreement may be transmitted and/or signed by facsimile and, if so transmitted or signed shall, subject to requirements of Law, have the same force and effect as a manually-signed original and shall be binding on all Loan Parties, the Collateral Agent and the Finance Parties. The Collateral Agent may also require that this Agreement be confirmed by a manually-signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 8.02 No Waivers; Non-Exclusive Remedies. No failure or delay on the part of the Collateral Agent or any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Finance Documents. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation.

Section 8.03 Compensation and Expenses of the Collateral Agent; Indemnification.

(a) Expenses. The Loan Parties, jointly and severally, agree to pay (i) all reasonable out-of-pocket expenses of the Collateral Agent, including fees and disbursements of special and local counsel for the Collateral Agent, in connection with the preparation and administration of this Agreement or any document or agreement contemplated hereby, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default, (ii) all taxes which the Collateral Agent or any other Finance Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof, and (iii) if an Event of Default or any payment default (after the expiration of any applicable grace period) under any Swap Agreement occurs, all out-of-pocket expenses incurred by the Trustee with respect to the Indenture, a Term Loan Agent with respect to any Term Loan Agreement, in the case of a Swap Agreement, the relevant Finance Party, including (without duplication) the fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) Protection of Collateral. If any Loan Party fails to comply with the provisions of any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, after notice to such Loan Party (unless in the reasonable judgment of the Collateral Agent, notice is impractical) the Collateral Agent if requested by the Directing Creditors may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Collateral Agent for the costs thereof on demand. Any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Loan Parties. If any Loan Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Loan Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any Noteholder or Term Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon from demand and until paid at the rate applicable to interest at the highest rate applicable under the Finance Documents in respect of overdue obligations, be additional Finance Obligations hereunder.

(c) Indemnification. Each Loan Party agrees to indemnify the Collateral Agent, each other Finance Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact and their respective successors and assigns (each, an “Indemnitee” and, collectively, “Indemnitees”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any other Collateral Document or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, purchasing, delivery, control, acceptance, financing, possession, sale, return or other disposition of the Collateral, the violation of the laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order. Each Loan Party agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Loan Party shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to notify the Loan Parties of any such assertion of which such Indemnitee has knowledge.

(d) Contribution. If and to the extent that the obligations of any Loan Party under this Section 8.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(e) Obligations; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Finance Obligations. The indemnity obligations of the Loan Parties contained in this Section 8.03 shall continue in full force and effect notwithstanding the full payment of all Finance Obligations and notwithstanding the discharge thereof.

Section 8.04 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Directing Creditors, if so required under the Collateral Agency Agreement, and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Finance Parties upon the terms of this Agreement and the Collateral Agency Agreement.

Section 8.05 Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released and it being further understood and agreed that any supplement to Schedules I, II, III and IV hereto shall not require the consent of any Loan Party) and by the Collateral Agent (with the consent of the Directing Creditors, the applicable Swap Representative, the Trustee or a Term Loan Agent as the case may be, to the extent required by the Collateral Agency Agreement).

Section 8.06 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. No Loan Party shall assign or delegate any of its rights and duties hereunder without the prior written consent of all of the Finance Parties.

Section 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

Section 8.08 Limitation of Law; Severability.

(a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 8.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Loan Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Loan Party.

Section 8.10 Additional Loan Parties. It is understood and agreed that any Affiliate of DRI that is required by any Finance Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an instrument of accession or joinder substantially in the form of Exhibit G to the Security Agreement and delivering the same to the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Affiliate shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Affiliate would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Affiliate been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, an opinion of counsel to the extent required under the Indenture or any Term Loan Agreement and supplements to Schedules I, II, III and IV hereto and to

Schedule 4.01 of the Security Agreement (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the accession or joinder of such Affiliate, each of Schedules I, II, III and IV hereto and Schedule 4.01 to the Security Agreement is true, complete and correct with respect to such Affiliate as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 8.11 Termination; Release of Loan Parties.

(a) Termination. Upon the full payment and performance of all Finance Obligations (other than contingent indemnification obligations), the cancellation or expiration of all outstanding Swap Agreements (or the provision of cash collateral in an amount equal to 100% of the Swap Termination Value thereunder) and the termination of all commitments under the Finance Documents, the Security Interests shall terminate and all rights to the Collateral shall revert to the Loan Parties. In addition, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral or subordinate its Security Interests therein to Liens in favor of certain third parties with the prior written consent of the Directing Creditors or as provided in Article V of the Collateral Agency Agreement. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the expense of any Loan Party (and, in the case of a release of Collateral, upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by the Collateral Agent or the other Finance Parties. The Collateral Agent shall have no liability whatsoever to any other Finance Party as a result of any release of Collateral by it as permitted by this Section 8.11. Upon any release of Collateral pursuant to this Section 8.11, none of the Finance Parties shall have any continuing right or interest in such Collateral or the Proceeds thereof. Upon satisfaction and discharge of the Indenture as provided in Article 12 of the Indenture or any similar provision of any other Term Loan Agreement, or legal defeasance or covenant defeasance of the Indenture as provided in Article 8 of the Indenture or any similar provision of any other Term Loan Agreement, the Note/Term Obligations under the Note Documents and/or the relevant Term Loan Documents, as applicable, shall be deemed to be paid in full for purposes of Section 8.04, 8.05 and this Section 8.11(a).

(b) Release of Loan Parties. If any part of the Collateral (x) is taken by eminent domain, condemnation or other similar circumstances or (y) is sold, transferred, otherwise disposed of (other than any such disposition to another Loan Party) or liquidated in compliance with the requirements of the Finance Documents (or such sale, transfer, other disposition or liquidation has been approved in writing by the Directing Creditors), then in each such case, such Collateral shall be automatically released from the Security Interests created hereby and the Collateral Agent, at the request and expense of such Loan Party, will (upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so taken, sold, transferred, disposed of or liquidated as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Further, upon the release of a Guarantor from its obligations under all guaranties of the Finance Obligations in accordance with the provisions thereof and the other Finance Documents, such Guarantor (and the Collateral assigned by such Guarantor pursuant hereto) shall be automatically released from this Agreement and the Collateral Agent will, upon request by and at the expense of such Guarantor, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence the release of such Guarantor and such Collateral.

(c) Other Releases. If property that constitutes either (A) all or substantially all of the Collateral securing Finance Obligations or (B) less than all or substantially all of the Collateral securing Finance Obligations is released with the consent of the Directing Creditors in accordance with the Collateral Agency Agreement, then in each such case, the Collateral Agent, at the request and expense of such Loan Party, will (upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) duly release from the security interest created hereby and assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so released as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement, and execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Collateral. If, in the case of any or all of the Revolving Lender Priority Collateral, a first priority Lien thereon is released by the Revolving Credit Collateral Agent or as otherwise authorized or directed by the Revolving Credit Collateral Agent (provided, however, that if a Lien securing obligations under the Revolving Credit Agreement is reinstated on any or all of the Revolving Lender Priority Collateral upon which the Lien securing Finance Obligations has been released pursuant to this sentence then, the Lien securing the Finance Obligations on such Revolving Lender Priority Collateral will also be deemed reinstated on a second priority basis), such Revolving Lender Priority Collateral shall be automatically released from the Security Interests created hereby and the Collateral Agent, at the request and expense of such Loan Party, will (upon receipt of a written certification of a Responsible Officer of DRI and Duane Reade that the Trustee has received all documents, if any, required by the Trust Indenture Act and the Indenture) execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Revolving Lender Priority Collateral. In addition, if any Capital Stock or other securities shall, after the Issue Date, meet the criteria of any of clauses (w), (x) or (y) of the proviso of

Section 2.01, such Capital Stock or other securities shall automatically be deemed to be released from the Collateral and the Lien of this Agreement and the Collateral Agent shall promptly after receipt of an Officer’s Certificate deliver such Capital Stock or other securities then in its possession to the applicable Loan Party together with such releases and other documents as may be reasonably requested by such Loan Party.

Section 8.12 Entire Agreement. This Agreement and the other Collateral Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

Section 8.13 Existing Senior Secured Notes. For the avoidance of doubt, this Agreement and the security interest granted herein shall not be construed to secure the Existing Senior Secured Notes.

Section 8.14 Revolving Credit Collateral Agent. Notwithstanding anything herein to the contrary, until such time as the Revolving Loan Obligations have been irrevocably paid in full and all commitments thereunder terminated, the requirements of this Agreement to endorse, assign, deliver or grant control over Revolving Lender Priority Collateral to the Collateral Agent shall be deemed satisfied by endorsement, assignment, delivery or granting of control of such Revolving Lender Priority Collateral to the Revolving Credit Collateral Agent for all purposes hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LOAN PARTIES:	DUANE READE HOLDINGS, INC.

	By:	/s/ John K. Henry
		Name:	John K. Henry
		Title:	Senior Vice President and Chief Financial Officer

DUANE READE INC.

	By:	/s/ John K. Henry
		Name:	John K. Henry
		Title:	Senior Vice President and Chief Financial Officer

DUANE READE

By: Duane Reade Inc., its General Partner

	By:	/s/ John K. Henry
		Name:	John K. Henry
		Title:	Senior Vice President and Chief Financial Officer

By: DRI I Inc., its General Partner

	By:	/s/ John K. Henry
		Name:	John K. Henry
		Title:	Treasurer

DRI I INC.

	By:	/s/ John K. Henry
		Name:	John K. Henry
		Title:	Treasurer

DUANE READE INTERNATIONAL, LLC

By:	/s/ Joseph C. Magnacca
	Name:	Joseph C. Magnacca
	Title:	Manager

DUANE READE REALTY, INC.

By:	/s/ John K. Henry
	Name:	John K. Henry
	Title:	Treasurer

COLLATERAL AGENT:	U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

	By:	/s/ Susan C. Merker
Name: Susan C. Merker
Title: Vice President

Attention: Susan C. Merker Telephone: (860) 241-6815 Telecopier: (860) 241-6897

SCHEDULE I

LIST OF PLEDGED SHARES

HOLDINGS

Issuer	Class of Stock	Certificate Number, if Applicable	Par Value	Number of Shares	Percentage of Class Represented By Pledged Shares	Type of Investment Property
Duane Reade Inc.	Common Stock	002	$.01/share	100	100%	Certificated Security

DRI

Issuer	Class of Stock	Certificate Number, if Applicable	Par Value	Number of Shares	Percentage of Class Represented By Pledged Shares	Type of Investment Property
DRI I Inc.	Common Stock	2	$.01/share	1,000 Common Shares	100%	Certificated Security
Duane Reade Realty, Inc.	Common Stock	5	$.01/share	1,000 Common Shares	100%	Certificated Security

SCHEDULE II

LIST OF PLEDGED NOTES

Revolving Credit Agreement, dated as of January 1, 2000, by and between Duane Reade and Duane Reade International, LLC (formerly Duane Reade International, Inc.), as amended pursuant to a First Amendment to Revolving Credit Agreement dated as of January 1, 2005 and a Second Amendment to Revolving Credit Agreement dated as of July 1, 2008.

SCHEDULE III

LIST OF PLEDGED LLC INTERESTS

DRI:

Limited liability company interests of Duane Reade International, LLC, pursuant to the Limited Liability Company Agreement of Duane Reade International, LLC, dated as of July 23, 2009.

SCHEDULE IV

LIST OF PLEDGED PARTNERSHIP INTERESTS

DRI

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged LLC Interests	Type of Investment Property
Duane Reade	partnership	n/a	99%	General Intangible

DRI I

Issuer	Class of Interest	Certificate Numbers, if Applicable	Percentage of Class Represented by Pledged LLC Interests	Type of Investment Property
Duane Reade	partnership	n/a	1%	General Intangible

Schedule 3.04 to the Pledge Agreement

CONSENTS

A change of ownership or control of Duane Reade, Inc., Duane Reade or other affiliated entities that hold permits, licenses or registrations with Governmental Authorities or that are parties to provider agreements with Governmental Authorities may trigger reporting obligations. Specifically, the occurrence of a change of ownership or control (the definitions of which vary pursuant to applicable statutes and regulations) may require the filing of appropriate notifications and applications with Governmental Authorities, including, but not limited to, the following:

1.	The Centers for Medicare and Medicaid Services – Medicare Provider Agreement;

2.	The U.S. Drug Enforcement Administration – DEA Registration;

3.	The State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services – Medicaid Provider Agreement;

4.	The State of New Jersey, Department of Law and Public Safety, Division of Public Affairs, Board of Pharmacy – Licensure;

5.	The New York State Medicaid Department – Medicaid Provider Agreement; and

6.	The New York State Education Department, Office of the Professions – Licensure.

EXHIBIT A

to

PLEDGE AGREEMENT

Form of Issuer Control Agreement

CONTROL AGREEMENT dated as of [As of DATE] among [LOAN PARTY NAME], [COLLATERAL AGENT NAME], as Collateral Agent, and [ISSUER NAME].

[Loan Party Name], [Loan Party Description] (together with its successors and permitted assigns, the “Loan Party”), and [Collateral Agent Name], as Collateral Agent (together with its successor or successors in such capacity, the “Collateral Agent”), propose to enter into a Pledge Agreement dated as of August 7, 2009 (as the same may be amended, supplemented or modified from time to time, the “Pledge Agreement”), under which the Loan Party will pledge to the Collateral Agent, and will grant a security interest in favor of the Collateral Agent in, all right, title and interest of the Loan Party in, to and under any and all (i) Uncertificated Securities (as defined in the Pledge Agreement), (ii) Partnership Interests (as defined in the Pledge Agreement) and (iii) LLC Interests (as defined in the Pledge Agreement), in each case issued from time to time by [Issuer Name], [Issuer Description] (together with its successors, the “Issuer”), whether now existing or hereafter from time to time acquired by the Loan Party (all of such Uncertificated Securities, Partnership Interests and LLC Interests being herein collectively referred to as the “Pledged Interests”) to secure the payment and performance of the Finance Obligations (as defined in the Pledge Agreement). Capitalized terms defined or otherwise used in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Loan Party desires that the Issuer enter into this Agreement to perfect the security interest of the Collateral Agent in the Pledged Interests, to vest in the Collateral Agent control of the Pledged Interests and to provide for the rights of the parties under this Control Agreement.

Accordingly, the parties hereto agree as follows:

1. Control by the Collateral Agent. The Loan Party hereby irrevocably agrees that, for so long as this Control Agreement remains in effect, the Collateral Agent shall have exclusive control of the Pledged Interests. In furtherance of such agreement, the Loan Party hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, (i) to comply with any and all instructions (within the meaning of Section 8-102(a)(12) of the UCC) originated by the Collateral Agent regarding any or all of the Pledged Interests without further consent by the Loan Party or any other Person, and (ii) subject to the provisions of Section 2 of this Control Agreement, (A) not to comply with any instructions regarding any or all of the Pledged Interests originated by any Person other than the Collateral Agent or a court of competent jurisdiction and (B) to distribute as instructed by the Collateral Agent all interest, redemptions, distributions, dividends and other payments from time to time paid with respect to any Pledged Interests. In the case of any conflict between any instruction originated by the Collateral Agent and any instruction originated by any other Person, the Issuer shall comply only with the instruction originated by the Collateral Agent.

2. Maintenance of Pledged Interests. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions and entitlement orders as agreed in Section 1 hereof, the Issuer agrees follows:

(a) Subject to the rights of the Loan Party described herein, the Issuer agrees that, from and after the date hereof, the Pledged Interests shall be under the exclusive dominion and control of the Collateral Agent.

(b) Upon notice by the Collateral Agent, the Issuer shall notify the Loan Party that the Pledged Interests are subject to the sole control of the Collateral Agent and, thereafter, the Issuer will not accept any direction or instructions with respect to the Pledged Interests from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction.

(c) Until such time as the Issuer receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may exercise all voting rights pertaining to the Pledged Interests.

(d) Until such time as the Issuer receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may direct the Issuer with respect to the distribution of interest, redemptions, distributions, dividends and other payments on Pledged Interests.

(e) All material notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Loan Party by the Issuer in respect of the Issuer will also be sent to the Collateral Agent at the following address:

[COLLATERAL AGENT NOTICE ADDRESS]

3. No Liability of Issuer. This Control Agreement shall not subject the Issuer to any obligation or liability except as expressly set forth herein. In particular, the Issuer need not investigate whether the Collateral Agent is entitled under the Pledge Agreement or otherwise to give an instruction or notice of sole control.

4. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants that:

(a) Except for the claims and interests of the Collateral Agent and the Loan Party in the Pledged Interests, the Issuer does not know of any claim to, or interest in, any Pledged Interests. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Pledged Interest, the Issuer will promptly notify the Collateral Agent and the Loan Party thereof.

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(b) The security interest of the Collateral Agent in the Pledged Interests has been registered on the books and records of the Issuer.

(c) There are no other agreements entered into between the Issuer and the Loan Party with respect to the Pledged Interests, and the Issuer has not entered into, and until the termination of this Control Agreement will not enter into, any agreement with any other Person relating to the Pledged Interests pursuant to which it has agreed or will agree to comply with instructions originated by such other Person.

(d) This Control Agreement constitutes a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms.

(e) The pledge by the Loan Party of, and the granting by the Loan Party of a security interest in, the Pledged Interests to the Collateral Agent does not violate the charter, by-laws, partnership agreement, operating agreement or any other agreement governing the Issuer or the Pledged Interests.

(f) The Pledged Interests are fully-paid and nonassessable.

5. Notices. All notices, requests or other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

(i) in the case of the Collateral Agent, at:

[Collateral Agent Notice Address];

(ii) in the case of the Loan Party, at:

[Loan Party Notice Address]; and

(iii) in the case of the Issuer, at:

[Issuer Notice Address].

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this paragraph and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and confirmation of receipt is received, (iii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iv) if given by other means, when delivered at the address specified in this paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

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6. Conflict with Other Agreements. In the event of any conflict between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.

7. Amendments and Waivers. Any provision of this Control Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment, change, discharge, termination or waiver is in writing and is signed by the Collateral Agent, the Issuer and the Loan Party.

8. Successors and Assigns. This Control Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the other Finance Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the Indebtedness so assigned, may be transferred with such indebtedness.

9. Governing Law. This Control Agreement shall be governed by and construed in accordance with the Laws of the State of New York, except as otherwise required by mandatory provisions of Law.

10. Severability.

(a) All rights, remedies and powers provided in this Control Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Control Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Control Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

11. Counterparts; Effectiveness. This Control Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Control Agreement shall become effective when the Collateral Agent shall have received counterparts hereof executed by itself, the Issuer and the Loan Parties.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTY:	[LOAN PARTY NAME]

By:
Name: Title:

ISSUER:	[ISSUER NAME]

By:
Name: Title:

[COLLATERAL AGENT NAME], as Collateral Agent

By:
Name: Title:

EXHIBIT B to

PLEDGE AGREEMENT

Account Control Agreement

ACCOUNT CONTROL AGREEMENT dated as of [As of Date] among [LOAN PARTY NAME], [COLLATERAL AGENT NAME], as Collateral Agent, and [SECURITIES INTERMEDIARY NAME].

[Loan Party Name], [Loan Party Description] (together with its successors and permitted assigns, the “Loan Party”), and [Collateral Agent Name], as Collateral Agent (together with its successor or successors in such capacity, the “Collateral Agent”), propose to enter into a Pledge Agreement dated as of August 7, 2009 (as the same may be amended, supplemented or modified from time to time, the “Pledge Agreement”), under which the Loan Party will pledge to the Collateral Agent, and will grant a security interest in favor of the Collateral Agent in, all right, title and interest of the Loan Party in, to and under (i) securities account number [Account Number] (the “Account”) maintained by [Securities Intermediary Name], [Securities Intermediary Description] (together with its successors and assigns, the “Securities Intermediary”), for the Loan Party, together with (ii) any and all (A) Security Entitlements (as defined in the Pledge Agreement), (B) Investment Property (as defined in the Pledge Agreement) and (C) other Financial Assets (as defined in the Pledge Agreement), in each case from time to time deposited in or credited to the Account (the Account and all of such Security Entitlements, Investment Property and Financial Assets being herein collectively referred to as the “Pledged Interests”) to secure the payment and performance of the Finance Obligations (as defined in the Pledge Agreement). Capitalized terms defined or otherwise used in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

The Loan Party desires that the Securities Intermediary enter into this Account Control Agreement to perfect the security interest of the Collateral Agent in the Pledged Interests, to vest in the Collateral Agent control of the Pledged Interests and to provide for the rights of the parties under this Account Control Agreement.

Accordingly, the parties hereto agree as follows:

1. Control by the Collateral Agent. The Loan Party hereby irrevocably agrees that, for so long as this Account Control Agreement remains in effect, the Collateral Agent shall have exclusive control of the Account and all Pledged Interests deposited therein or credited thereto. In furtherance of such agreement, the Loan Party hereby irrevocably authorizes and directs the Securities Intermediary, and the Securities Intermediary hereby agrees, (i) to comply with any and all instructions (within the meaning of Section 8-102(a)(12) of the UCC) and entitlement orders (within the meaning of Section 8-102(a)(8) of the UCC) originated by the Collateral Agent regarding any or all of the Pledged Interests without further consent by the Loan Party or any other Person, and (ii) subject to the provisions of Section 2 of this Account Control Agreement, (A) not to comply with any instructions or entitlement orders regarding any or all of the Pledged

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Interests originated by any Person other than the Collateral Agent or a court of competent jurisdiction and (B) to deposit or retain in the Account, or to distribute as otherwise instructed by the Collateral Agent, all interest, redemptions, distributions, dividends and other payments from time to time received or paid with respect to any Pledged Interests deposited in or credited to the Account. In the case of any conflict between any instruction or entitlement order originated by the Collateral Agent and any instruction or entitlement order originated by any other Person, the Securities Intermediary shall comply only with the instruction or entitlement order originated by the Collateral Agent.

2. Maintenance of Account. In addition to, and not in lieu of, the obligation of the Securities Intermediary to honor instructions and entitlement orders as agreed in Section 1 hereof, the Securities Intermediary agrees to maintain the Account as follows:

(a) Maintenance of Account Generally. Subject to the rights of the Loan Party described herein, the Securities Intermediary agrees that, from and after the date hereof, the Account shall be under the exclusive dominion and control of the Collateral Agent and all Financial Assets of the Loan Party, whether or not deposited in or credited to the Account, shall be held by the Securities Intermediary solely for the benefit of the Collateral Agent. The Securities Intermediary shall follow its usual operational procedures for the handling of any Financial Assets or other property of the Loan Party received in the Account and shall maintain a record of all Financial Assets or other property received in the Account.

(b) Notice of Sole Control. Upon notice by the Collateral Agent, the Securities Intermediary shall notify the Loan Party that the Account is subject to the sole control of the Collateral Agent and, thereafter, the Securities Intermediary will not accept any direction, instructions or entitlement orders with respect to the Account or the Pledged Interests on deposit therein or credited thereto from any Person other than the Collateral Agent, unless otherwise ordered by a court of competent jurisdiction.

(c) Registration of Securities, Etc. All Securities or other property underlying any Financial Assets deposited in or credited to the Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another Securities Account or Securities Accounts maintained in the name of the Securities Intermediary, and in no case will any Financial Asset deposited in or credited to the Account be registered in the name of the Loan Party, payable to the order of the Loan Party or specially indorsed to the Loan Party, except to the extent the foregoing have been specially indorsed by the Loan Party to the Securities Intermediary or in blank.

(d) Voting Rights. Until such time as the Securities Intermediary receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may direct the Securities Intermediary with respect to the voting of any Pledged Interests deposited in or credited to the Account.

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(e) Permitted Investments. Until such time as the Securities Intermediary receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may direct the Securities Intermediary with respect to the selection of Investments to be made in the Account; provided, however, that the Securities Intermediary shall not honor any instruction to purchase any Investments other than those permitted pursuant to the Indenture and all Term Loan Agreements, if any.

(f) Interest and Dividends. Until such time as the Securities Intermediary receives a notice of sole control delivered by the Collateral Agent in accordance with Section 2(b) above, the Loan Party may direct the Securities Intermediary with respect to the retention and/or distribution of interest, redemptions, distributions, dividends and other payments on Pledged Interests deposited in or credited to the Account.

(g) Statements and Confirmations. Copies of all notices, statements of accounts, reports, confirmations, prospectuses, financial statements and other communications concerning the Account and/or any Pledged Interests deposited therein or credited thereto shall be sent by the Securities Intermediary to each of the Loan Party and the Collateral Agent at their respective addresses referred to in Section 7 below.

(h) Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxation authorities under the name and taxpayer identification number of the Loan Party.

3. Financial Assets Election. The Securities Intermediary and each other party hereto hereby agrees that each item of property (whether Investment Property, Financial Asset, Security, Instrument or cash) deposited in or credited to the Account shall constitute a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

4. No Liability of Securities Intermediary. This Account Control Agreement shall not subject the Securities Intermediary to any obligation or liability except as expressly set forth herein. In particular, the Securities Intermediary need not investigate whether the Collateral Agent is entitled under the Pledge Agreement or otherwise to give an entitlement order, instructions or notice of sole control.

5. Subordination of Lien; Waiver of Set-Off. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Account or any Pledged Interest deposited therein or credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the Security Interest of the Collateral Agent. The Pledged Interests and other items deposited in or credited to the Account will not be subject to deduction, set-off, banker’s lien or any other right in favor of any other Person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any checks which have been credited to the Account but are subsequently returned unpaid because of uncollected or insufficient funds and (iii) the purchase price of any property purchased for the Account).

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6. Representations and Warranties of the Securities Intermediary. The Securities Intermediary hereby represents and warrants that:

(a) The Securities Intermediary has established the Account in the name of “[Collateral Agent Name], as Collateral Agent”, and the Securities Intermediary shall not change the name or account number of the Account without the prior written consent of the Collateral Agent.

(b) The Account is a “securities account” as defined in Section 8-501(a) of the UCC, and the Securities Intermediary is a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC and is acting in such capacity in connection with the Account and this Account Control Agreement.

(c) Except for the claims and interest of the Collateral Agent and of the Loan Party in the Pledged Interests, the Securities Intermediary does not know of any claim to, or interest in, the Account or in any Pledged Interest deposited therein or credited thereto. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account or any Pledged Interest deposited therein or credited thereto, the Securities Intermediary will promptly notify the Collateral Agent and the Loan Party thereof.

(d) There are no other agreements entered into between the Securities Intermediary and the Loan Party with respect to the Account or any Pledged Interest deposited therein or credited thereto, and the Securities Intermediary has not entered into, and until the termination of this Account Control Agreement will not enter into, any agreement with any other Person relating to the Account and/or any Pledged Interests deposited therein or credited thereto pursuant to which it has agreed or will agree to comply with instructions or entitlement orders originated by such other Person.

(e) This Account Control Agreement constitutes a valid and binding agreement of the Securities Intermediary, enforceable against the Securities Intermediary in accordance with its terms.

7. Notices. All notices, requests or other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:

(i) in the case of the Collateral Agent, at:

[Collateral Agent Notice Address];

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(ii) in the case of the Loan Party, at:

[Loan Party Notice Address]; and

(iii) in the case of the Issuer, at:

[Issuer Notice Address].

Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this paragraph and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this paragraph and confirmation of receipt is received, (iii) if given by mail, 48 hours after such communication is deposited, certified mail, return receipt requested, in the mails with appropriate first class postage prepaid, addressed as aforesaid or (iv) if given by other means, when delivered at the address specified in this paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this paragraph.

8. Indemnification of Securities Intermediary. The Loan Party agrees that (i) the Securities Intermediary is released from any and all liabilities to the Loan Party arising from the terms of this Account Control Agreement and the compliance by the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise from the Securities Intermediary’s bad faith, willful misconduct or gross negligence and (ii) the Loan Party, its successors and permitted assigns shall at all times indemnify the Securities Intermediary, its affiliates and the respective directors, officers, trustees, agents and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Account Control Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the maintenance, delivery, control, acceptance, possession, return or other disposition of the Account or any Pledged Interests on deposit therein or credited thereto, the violation of the laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order. In performing its duties hereunder, the Securities Intermediary shall be entitled to rely upon notices and other communications it believes in good faith to have been originated by the appropriate party.

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9. Conflicts with Other Agreements. In the event of any conflict between this Account Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Account Control Agreement shall prevail.

10. Amendments and Waivers. Any provision of this Account Control Agreement may be amended, modified or waived if, but only if, such amendment or waiver is in writing and is signed by the Loan Party, the Collateral Agent and the Securities Intermediary.

11. Successors and Assigns. This Account Control Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and permitted assigns. In the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness.

12. Governing Law. This Account Control Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law. Notwithstanding any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Account (as well as the Security Entitlements related thereto) shall be governed by the laws of the State of New York.

13. Severability.

(a) All rights, remedies and powers provided in this Account Control Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Account Control Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Account Control Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

14. Counterparts; Effectiveness. This Account Control Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Account Control Agreement shall become effective when the Collateral Agent shall receive counterparts hereof executed by itself, the Securities Intermediary and the Loan Party.

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15. Termination. Except as hereinafter set forth, the obligations of the Securities Intermediary to the Collateral Agent pursuant to this Account Control Agreement shall continue in effect until the Security Interests of the Collateral Agent in the Account have been terminated pursuant to the terms of the Pledge Agreement and the Collateral Agent has notified the Securities intermediary of such termination in writing. The Collateral Agent agrees to provide such notice of termination upon the request of the Loan Party on or after the termination of the Collateral Agent’s Security Interest in the Account pursuant to the terms of the Pledge Agreement. The Securities Intermediary may terminate this Account Control Agreement only upon 30 days’ notice to the Collateral Agent, by canceling the Account and transferring all funds, if any, deposited in or credited to the Account to another Securities Account with another securities intermediary to be designated by the Collateral Agent. After any such termination, the Securities Intermediary shall nonetheless be obligated promptly to transfer to such other securities intermediary anything from time to time received in the Account. The termination of this Account Control Agreement shall not terminate the Account or alter the obligations of the Securities Intermediary to the Loan Party pursuant to any other agreement with respect to the Account.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

LOAN PARTY:	[LOAN PARTY NAME]

By:
Name: Title:

SECURITIES INTERMEDIARY:	[SECURITIES INTERMEDIARY NAME]

By:
Name: Title:

COLLATERAL AGENT:	[COLLATERAL AGENT NAME], as Collateral Agent

By:
Name: Title: